UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 20, 2012
DATE OF EARLIEST EVENT REPORTED: January 13, 2012

000-53725
(Commission file number)

 Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014
(Address of principal executive offices)

(281) 453-2888
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On January 13, 2012, Blast Energy Services, Inc., a Texas corporation (the “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Blast Acquisition Corp., a newly formed wholly-owned Nevada subsidiary of the Company (“MergerCo”), and Pacific Energy Development Corp., a privately-held Nevada corporation (“PEDCO”), pursuant to which MergerCo will be merged with and into PEDCO, with PEDCO being the surviving entity and becoming a wholly-owned subsidiary of the Company, in a transaction structured to qualify as a tax-free reorganization (the “Merger”).  Pursuant to the Merger Agreement, prior to the effective time of the Merger (the “Effective Time”), the Company will amend its Certificate of Formation and Designation to: (i) convert all outstanding shares of the Company’s Series A Convertible Preferred Stock and Series B Preferred Stock into common stock of the Company on a one to one basis, and immediately thereafter, (ii) the Company will effectuate a reverse stock split, with the end result being that the Company will not have more than 2,400,000 shares of common stock issued and outstanding on a fully-diluted basis prior to the Merger (the “Shares Limit”), which will include the converted preferred stock, converted debt securities (as described below), and all options and warrants issued but not exercised (the “Reverse Split” and the “Amendment”).  Furthermore, in connection with the Reverse Split and the Amendment, the Company has agreed to change its name to “PEDEVCO Corp.”, and  amend its Certificate of Formation and Designation, so that the Company shall have an authorized capitalization consisting of 300,000,000 shares of capital stock post Reverse Split, which shall consist of 200,000,000 shares of common stock, $0.001 par value per share (“Common Stock”); and 100,000,000 authorized shares of Preferred Stock, including (a) 25,000,000 authorized shares of Series A Convertible Preferred Stock, $0.001 par value per share ("Series A Preferred Stock"), which shares shall be designated in connection with the amendment to the Certificate of Formation and Designation and which shall amend and replace the currently designated Series A and Series B Preferred Stock designations,  and have such terms and conditions as described in the Form of Amended and Restated Certificate of Formation and Designation, which is attached hereto as Exhibit 3.1 and incorporated by reference in this Item 1.01.

In addition, prior to the closing of the Merger, PEDCO has agreed to advance certain transaction-related fees and expenses to the Company, which advances, if not reimbursed to PEDCO by the Company prior to the filing date of the Amendment, shall result in a reduction of the Shares Limit (for the purposes of the Reverse Split described above) by one (1) share of Common Stock for each $1.00 advance that has not been repaid to PEDCO by such filing date.  For example, if upon the filing of the Amendment, PEDCO has paid the Company $100,000 in advances, the Company’s stockholders will collectively own 2,300,000 fully-diluted shares of the Company’s Common Stock subsequent to the Reverse Split and prior to the Merger (i.e., a 100,000 share reduction for the terms of the Merger as described above).  The Company estimates the Reverse Split will range between approximately 90-1 and 110-1, subject to the terms and conditions detailed herein and in the Merger Agreement.

After the Reverse Split, at the Effective Time of the Merger, MergerCo will merge into PEDCO, with the stockholders of PEDCO receiving one (1) share of the Company’s post-Reverse Split Common Stock or amended and restated Series A Preferred Stock, as applicable, for each share of PEDCO Common Stock or PEDCO Series A Convertible Preferred Stock, as applicable, then held by the PEDCO shareholders and all outstanding warrants and options of PEDCO at the Effective Time being assumed by the Company.   PEDCO shall have no more than 45 million shares issued and outstanding, or committed for future issuance, on a fully-diluted basis at the time of the Merger.  As a result of the Merger, the stockholders of PEDCO are anticipated to receive up to approximately 95% of the issued and outstanding capital stock of the Company in the Merger and consequently it is anticipated that the pre-Merger shareholders of the Company will own approximately 5% of the total post-Merger outstanding shares of the Company.

The consummation of the Merger is subject to a number of conditions precedent and milestones , including, but not limited to, the Company amending it Certificate of Formation and Designation as described above, which includes the conversion all its existing Preferred Stock into Common Stock and the Reverse Split, and the conversion of the various outstanding debts of the Company, as described below under BMC Debt Conversion and Other Debt Conversions, into Common Stock, and is subject to the satisfaction of customary conditions to closing, including, without limitation, satisfactory completion of the parties’ due diligence review, and receipt of necessary board and stockholder approval.  The result of the Merger, assuming it is consummated, is that the business of PEDCO will become the business of the Company, PEDCO’s officers and Director will become the officers and Directors of the Company, and the shareholders of PEDCO will become the majority shareholders of the Company.

The Company intends to cause a meeting of its shareholders ("Shareholder Meeting") to be duly called and held in the near future for the purposes of voting on the Amendment, Reverse Split, name change and Merger and/or other matters related thereto and will, consistent with its organizational documents and state and federal law, provide each shareholder notice of the meeting, information regarding the items to be voted upon, the terms and conditions of the Merger, and various business and other information regarding PEDCO, its assets, operations and management.  The Company cannot guarantee that it will consummate the Merger as proposed in the Merger Agreement on terms that are reasonable or satisfactory to the Company, or at all.

The foregoing summary of the material terms and conditions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference in this Item 1.01, together with the exhibits to the Merger Agreement which are attached hereto as Exhibits 3.1 and 3.2, and incorporated by reference in this Item 1.01.

In connection with the Merger Agreement, the Company has entered into various voting agreements (the “Voting Agreement”), with certain security and debt holders of the Company, including the debt holders executing the BMC Debt Conversion Agreement and the Note Purchase Amendment, described below, whereby those debt and stockholders have agreed to vote Company capital stock held by them in favor of the Merger Agreement and the transactions contemplated thereby. These Voting Agreements terminate on the earlier of the termination of the Merger Agreement or, on June 1, 2012, if the Merger is not consummated by such date.  The foregoing description of the Voting Agreement is qualified in its entirety by the full text of a form of the document which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

BMC Debt Conversion

In connection with the Merger Agreement, on January 13, 2012, the Company entered into the Debt Conversion Agreement (the “BMC Debt Conversion Agreement”) with Berg McAfee Companies, LLC, a California limited liability company (“BMC”), and Clyde Berg, an individual (“Berg”).  The Company had previously entered into: (1) a Secured Promissory Note Agreement, dated February 27, 2008, as amended on January 5, 2011 with BMC in the aggregate principal amount of $1,120,000 (the "BMC Note"); and (2) a Promissory Note, dated May 19, 2011, with Berg in the aggregate principal amount of $100,000 (the "Berg Note" and collectively with the BMC Note, the “Notes”).

The BMC Debt Conversion Agreement modifies the Notes to provide that all principal and accrued interest under the Notes shall be converted into shares of the Company's Common Stock (pre-Reverse Split) at a conversion price of Two Cents ($0.02) per share (the “Conversion”).  As of the date of this Current Report the outstanding principal and accrued interest under the Notes is approximately $1,556,969, which would convert into 77,848,450 shares of Common Stock.  Pursuant to the BMC Debt Conversion Agreement, the Conversion shall take place, at such time as the Company shall provide the debt holders one (1) day’s prior notice of the Company’s intent to convert such debt, which shall not be more than five (5) business days prior to the record date of the Shareholder Meeting for voting on the Merger transaction (referenced above)(the “Conversion Date”).  The BMC Debt Conversion Agreement can be terminated by either party in the event the record date for the shareholder meeting has not occurred by June 1, 2012 (and the cause of such delay is not the result of the actions of the terminating party) or if the Board of Directors of the Company withdraws or materially modifies their recommendation of the Merger (the “Termination Rights”). The foregoing description of the BMC Debt Conversion Agreement is qualified in its entirety by the full text of the document which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.  In connection with the BMC Debt Conversion Agreement, BMC and Berg also entered into the Voting Agreement, described above, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Debt Modifications

In connection with the Merger, on January 13, 2012 the Company entered into the Amendment to Note Purchase Agreement (the “Note Purchase Amendment”), with Centurion Credit Funding, LLC (the “Lender”) in connection with the Company’s debt obligations under certain secured notes with the Lender, as reported on the Current Report on Form 8-K filed with the Commission on March 2, 2011, and amended by a Current Report on Form 8-K filed October 13, 2011.   The Note Purchase Amendment amended that certain Note Purchase Agreement, dated as of February 24, 2011 (the “Note Purchase Agreement”) primarily in order (i) to grant consent to the Merger Agreement, (ii) to waive, solely with respect to the Company post-Merger, certain loan covenants and restrictions as they relate to the assets of PEDCO and the operations of the Company post-Merger, (iii) to waive the Investor’s right of first refusal to provide additional funding to the Company; and (iv) to provide, effective upon the Effective Date of the Merger, for the conversion of up to 50% of the loan amounts outstanding to the Lender in the original principal amount of $2,522,111, of which approximately $1,306,078 was owed as of the date of parties entry into the Note Purchase Amendment, into shares of the Company’s Common Stock at $0.75 per share on a post-Reverse Split basis at the option of Lender at any time after June 9, 2012, provided that the Company in its sole discretion may waive the 50% conversion limitation.  The conversion rights described above are subject to the Lender being prohibited from converting any portion of the outstanding notes which would cause it to beneficially own more than 4.99% of the Company’s then outstanding shares of common stock, subject to the Investor’s right to increase such limit to up to 9.99% of the Company’s outstanding shares with 61 days prior written notice to the Company.  The foregoing description of the Note Purchase Amendment is qualified in its entirety by the full text of the document which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

In connection with the Note Purchase Amendment, the Company further amended certain terms and conditions of the other documents previously entered into with the Lender and referenced and defined in the Note Purchase Amendment, including: the Security Agreement, the First Tranche Promissory Note, and the Second Tranche Promissory Note (individually each a “Promissory Note,” and collectively, the “Promissory Notes”).  The Security Agreement was amended: (i) to grant consent to the Merger Agreement, and (ii) to waive, solely with respect to the Company post-Merger, certain covenants and restrictions on the Company’s collateral as they relate to the assets of PEDCO and the operations of the Company post-Merger, and (iii) to include a subsidiary guarantee with PEDCO (the “PEDCO Guarantee”), which shall be effective only after the consummation of the Merger, attached hereto as Exhibit 10.8.  Pursuant to the PEDCO Guarantee, which is to be entered into at the Effective Time of the Merger PEDCO agreed to guaranty the full and punctual payment and collection when due of the principal, interest and other related fees due under the Promissory Notes, provided that the Lender must first foreclose on any collateral securing the Promissory Notes, and use reasonable efforts to collect from the Company.

The foregoing description of the Security Agreement and the PEDCO Guarantee is qualified in its entirety by the full text of the documents which are filed as Exhibit 10.7 and Exhibit 10.8, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

The Promissory Notes were amended to provide an extension of the maturity date of such Promissory Notes, which are currently due February 2, 2012, to: (i) thirty (30) days after the termination of the Merger Agreement, if the Merger Agreement is terminated before June 1, 2012, (ii) June 1, 2012, if the Effective Date of the Merger has not occurred by such date, (iii) August 2, 2012, or (iv) the date all obligations and indebtedness under such Promissory Notes are accelerated in accordance the terms and conditions of such Promissory Notes.  Furthermore, commencing February 2, 2012, the interest amount on the Promissory Notes shall be increased from 10% to 18% per annum, and the new interest rate shall include both the principal amount and the Exit Fee payable below, and as further described under the Promissory Notes.  Lastly, the Exit Fee, which is 12% of the repayment amount, was increased by an aggregate of $30,000 for the Promissory Notes.  The foregoing description of the amendments to the Promissory Notes  is qualified in its entirety by the full text of the documents which are filed as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Lastly, the debt modifications above included the execution of the Voting Agreement providing for the Lender to vote in favor of the Merger Agreement, with essentially the same terms as set forth in the Voting Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Other Debt Conversions

In connection with the Merger, the Company further approved the conversion of certain other outstanding debt obligations of the Company at $0.02 per share upon the Conversion Date, subject to the Termination Rights.  These debt obligations include: $281,500 of accrued compensation due to the members of Board of Directors (as described in greater detail under Item 5.02, below), $6,150 of short term loans from members of the Board of Directors (as described in greater detail under Item 5.02, below), $174,917 of accrued salaries and vacation pay owed to the Company’s employees, and $116,990 in accrued finders’ fees, for a total amount of $579,557.  These amounts will convert at $0.02 per share under debt conversion agreements (“Debt Conversion Agreements”) into approximately 28,977,850 shares of the Company’s pre-Reverse Split Common Stock on the Conversion Date.  The foregoing description of the amendments to the Debt Conversion Agreement  is qualified in its entirety by the full text of the document which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

ITEM 3.02.UNREGISTERED SALES OF EQUITY SECURITIES.

As described under Merger Agreement above in Item 1.01 of this Current Report on Form 8-K, pursuant to the Merger Agreement, the Company has agreed to issue Common Stock to PEDCO upon the closing of the Merger equal to approximately 95% of the Company’s issued and outstanding and fully diluted Common Stock at the closing of the Merger.  The Common Stock to be issued in connection with the Merger will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Common Stock will be issued by the Company in reliance upon the exemption from registration available under Section 4(2) of the Securities Act.

As described under BMC Debt Conversion, Debt Modifications and Other Debt Conversions above in Item 1.01 of this Current Report on Form 8-K, the Company has agreed to issue Common Stock to certain debt holders, including certain stockholders, Company employees, service providers, and members of the Company’s Board of Directors, upon the conversion of certain outstanding loans and debts upon the Conversion Date, subject to the Termination Rights.  The Common Stock to be issued in connection with such conversions will not be registered under the Securities Act.  The Common Stock will be issued by the Company in reliance upon the exemption from registration available under Section 4(2) of the Securities Act.  The information pertaining to the Company’s Common Stock in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

As described under Other Debt Conversions above in Item 1.01, the Company agreed to convert certain outstanding debt obligations owed to members of the Board of Directors and certain employees and service providers into Common Stock upon the Conversion Date, subject to the Termination Rights.  Under the Debt Conversion Agreements, the Company agreed to convert the following debt obligations into Common Stock at a conversion rate of $0.02 per share:  Director Roger P. (Pat) Herbert, Director Donald Boyd, and former Director Michael L. Peterson, shall each convert $60,000, $60,000 and $48,000, respectively, of accrued and unpaid Board of Directors fees, into 3,000,000, 3,000,000 and 2,400,000 shares of Common Stock, respectively.  Further, Director Roger P. (Pat) Herbert, Director Donald Boyd, and former Director Michael L. Peterson, shall each convert $2,050 ($6,150 total) of loans made to the Company, which are currently due and outstanding, into 102,500 shares (307,500 total) of Common Stock of the Company, respectively.  John MacDonald (the Company’s Chief Financial Officer), and Andrew Wilson (a non-executive officer of the Company)  shall each convert $72,159, and $153,800, respectively, of outstanding accrued pay and vacation into 3,607,950 and 7,690,000 shares, respectively, of Common Stock of the Company.  The foregoing description of the Debt Conversion Agreements are qualified in its entirety by the full text of the form of Debt Conversion Agreement which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

On January 20, 2011, the Company and PEDCO issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.  The information set forth in, or in any exhibit to, this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
2.1*	Agreement and Plan of Reorganization, dated January 13, 2012
3.1*	Form of Amended and Restated Certificate of Formation and Designation
3.2*	Form of Articles of Merger (Nevada)
10.1*	Form of Voting Agreement
10.2*	BMC Debt Conversion Agreement, dated January 13, 2012
10.3*	Form of Debt Conversion Agreement
10.4*	Amendment to the Note Purchase Agreement, dated January 13, 2012
10.5*	Amendment to the First Tranche Promissory Note, dated January 13, 2012
10.6*	Amendment to the Second Tranche Promissory Note, dated January 13, 2012
10.7*	Amendment to the Security Agreement, dated January 13, 2012
10.8*	PEDCO Guarantee Agreement
99.1*	Press Release, dated January 20, 2012.

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blast Energy Services, Inc.

By:	/s/ Roger P. (Pat) Herbert
Roger P. (Pat) Herbert
Interim President and CEO

Date: January 20, 2012